Law Offices

                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000



                                 August 1, 2006



Franklin Mutual Recovery Fund
101 John F. Kennedy Parkway
Short Hills, NJ 07078-2702

      RE:  OFFER AND SALE OF AN ADDITIONAL 20,014,334 SHARES
           OF FRANKLIN MUTUAL RECOVERY FUND

Ladies and Gentlemen:

      We are furnishing this opinion with respect to the proposed offer and sale from time to time of an additional 20,014,334 shares of beneficial interest, without par value (the "Shares"), of the Franklin Mutual Recovery Fund (the "Fund"), registered under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), by a third Registration Statement on Form N-2 (File No. 811-21306) (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "Commission").

      We have acted as general counsel to the Fund in connection with its initial organization and its registrations with the Commission, and we are familiar with the actions taken by its Trustees to authorize previously the issuance, offer and sale of 20,000,000 shares of beneficial interest and currently the issuance, offer and sale of an additional 20,014,334 shares of beneficial interest, divided into 9,000,000 Class A shares, 320,000 Class B shares, 4,580,000 Class C shares, and 6,114,334 Advisor Class shares.

      We have examined the Amended and Restated Agreement and Declaration of Trust, as amended to date, (the "Trust Agreement") of the Fund, a Delaware statutory trust organized under Delaware law, the By-Laws of the Fund, minute books and such other certificates and documents as deemed necessary for the purpose of this opinion.

      We have examined the prospectus and statement of additional information (together, the "Prospectus"), as amended to date, included in the Registration Statement and relating to the issuance of an additional 20,014,334 shares of beneficial interest of the Fund. We have also examined the Fund's Notification of Registration on Form N-8A under the 1940 Act. We have examined and assisted in the preparation of the Registration Statement to be filed with the Commission.

      The law covered by the opinion expressed herein is limited to (a) the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and (b) the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Delaware.

      Based upon the foregoing information and examination and subject to the foregoing, it is our opinion with respect to the additional 20,014,334 shares of beneficial interest to be registered by the Registration Statement that:

      1. The Fund is duly organized and validly existing as a statutory trust in good standing under the laws of the State of Delaware; and

      2. The Fund's shares of beneficial interest to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and amendments thereto, and to the notices, applications or registration statements, and amendments thereto, covering the registration of the Fund's additional 20,014,334 shares of beneficial interest under the 1933 Act and the 1940 Act filed in accordance with the securities laws of the several states or other like jurisdictions of the United States in which the Fund's shares of beneficial interest are offered and sold. We further consent to reference in the Prospectus of the Fund to the fact that this opinion has been rendered by us.

                                Very truly yours,

                          STRADLEY, RONON, STEVENS & YOUNG, LLP


                          By:   /S/ MERRILL R. STEINER
                               -------------------------------
                                Merrill R. Steiner, a Partner